Exhibit 10.10

AGREEMENT OF RETIREMENT AND RELEASE

THIS    AGREEMENT    OF    RETIREMENT    AND    RELEASE    (this
“Agreement”), is made and entered into by and between Chart Industries, Inc. (the “Company”) and Scott W. Merkle (“Executive”) with an Effective Date as defined in Section 4.9.

W I T N E S S E T H:

WHEREAS, since March 16, 2021, Executive has been employed by the Company as its Vice President, Chief Financial Officer, and Treasurer; and

WHEREAS, Executive has notified the Company of his desire to retire effective October 1, 2022 (the “Retirement”); and

WHEREAS, the Company accepts Executive’s Retirement, but in advance of the Retirement shall retain him in a different role with the Company; and

WHEREAS, the Company and Executive wish to resolve all matters and disputes between them arising from or relating to Executive’s employment by the Company and Executive’s cessation of employment with the Company.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, Executive and the Company hereby agree as follows:

ARTICLE I -- CONSIDERATION

Section 1.1. Retirement. Executive, through his signature below, voluntarily retires from his employment with the Company effective October 1, 2022 ("Date of Retirement"). The Company, through its execution below, hereby consents to and accepts Executive’s Retirement. Executive’s employment records with the Company will reflect the voluntary nature of the cessation of his employment, and the Company and Executive each expressly acknowledge that he has not been "discharged" or "terminated" by the Company, constructively or otherwise.

Section 1.2. Retention Period. During the period between October 1, 2021 and the Date of Retirement (the “Retention Period”), Executive shall continue to be employed by the Company on the terms and conditions described below:

1.As of October 1, 2021, Executive has voluntarily resigned from the position of Vice President, Chief Financial Officer, and Treasurer and will assist with the transition of his duties as well as supporting ongoing back office and acquisition integration, or such other role as the Company may define;

2.During the Retention Period, Executive will not be required to perform his duties at the Company’s offices, and may instead work remotely on a full-time basis;

3.During the Retention Period, Executive shall continue to be compensated at his regular base pay and employee benefits at such level as his base pay and benefits existed immediately prior to October 1, 2021, but excluding any future bonus pay and equity, except as set forth herein; and

4.During the Retention Period, the Company retains the right to designate any date as Executive’s Date of Retirement, but only for Cause, and with or without notice, but in no event will the Date of Retirement be later than October 1, 2022. For purposes of this Section 1.2.4, “Cause” means the occurrence of any of the following events during the Retention Period: (a) Executive’s commission of a felony or a crime of moral turpitude; (b) Executive’s fraud, misappropriation, embezzlement, theft or conversion of any business opportunity, funds or property of Employer or its Affiliates (whether attempted or actual); or (c) Executive’s breach of this Agreement or failure to adhere to a written rule or policy of Employer in effect as of October 1, 2021; provided, however, that if such breach or failure described in clause (c) is corrected or remedied by Executive within thirty (30) days after written notice is given by Employer of the breach or failure, then such breach or failure shall not be deemed to be “Cause” hereunder.

Section 1.3. Severance Pay. Provided that Executive signs, on or after the Date of Retirement, the General Release of Claims attached hereto and incorporated herein as Exhibit A (the “General Release”), and such General Release is not revoked during the time period specified therein, then upon the Effective Date of the General Release, Executive will be entitled to a lump sum payment in a gross amount equal to six (6) months of his base pay at such level as his base pay existed immediately prior to October 1, 2021, less any applicable payroll taxes and withholdings.

Section 1.4. Target Annual Bonus. The Company shall make a one-time lump sum payment to Executive in an amount representing 100% of Executive’s Target Annual Bonus for Fiscal Year 2021, less applicable payroll taxes and withholdings, payable at such time as bonus payments for Fiscal Year 2021 are paid to the Company’s senior management group. Executive shall be entitled to a lump-sum payment, less applicable payroll taxes and withholdings, equal to Executive’s Short Term Incentive Bonus for 2022 based on the number of days during such year in which Executive was employed by the Company (the “Pro-Rated Bonus”). The Company’s payment of the Pro-Rated Bonus pursuant to this Section 1.4, if any, will be based upon the Company’s level of achievement of the applicable performance targets as reasonably determined by the Company and shall be paid to Executive at the time the Short Term Incentive Annual Bonus for 2022 would otherwise have been paid for such year.

Section 1.5. Equity Awards. Any unvested portion of stock options and restricted stock units granted to Executive under the Company’s 2017 Omnibus Equity Plan scheduled to vest in January 2022 will vest in January 2022 pursuant to the terms of their award agreements. Any unvested portion of performance units granted to Executive under the Company’s 2017 Omnibus Equity Plan scheduled to vest in February 2022 will vest in February 2022 pursuant to the terms of their award agreements. Executive acknowledges that following January 2022 and February 2022, no unvested portion of any award of stock options, restricted stock units, or performance units granted to Executive will vest, and accordingly, Executive will forfeit the entirety of such awards, provided, however, that following the Date of Retirement, Executive’s remaining outstanding equity awards will vest according to the retirement provisions of their respective award agreements that Executive is deemed eligible to vest in.

Section 1.6. COBRA Coverage and Health Insurance Premium Payment. Following the Date of Retirement, Executive shall be entitled to continuation of coverage under the Company's health/medical insurance plan at his own expense pursuant to any rights he may have under the federal Consolidated Omnibus Budget Reconciliation Act, as amended ("COBRA"), part VI of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended; Internal Revenue Code §4980(B)(f). Such continuation shall be afforded up to the maximum period provided by law so long as Executive submits payments for elected coverage and otherwise complies with conditions of continuation on a timely basis. Should Executive elect such continued coverage following the Date of Retirement, then as soon as practicable but in no event later than 30 days following the Effective Date of the General Release, the Company shall make a one-time lump sum payment to Executive equal to six (6) months of the Company’s share of the monthly premium payable on Executive’s behalf under the Company’s health insurance plan, less applicable payroll taxes and withholdings.

Section 1.7. Adequacy of Consideration. Executive hereby agrees and acknowledges that the payments and benefits described in Article I of this Agreement exceed any entitlements, severance payments or other benefits that he may have by reason of his separation from employment with the Company, and that such payments and benefits constitute adequate consideration for all of Executive’s covenants and obligations set forth herein, including, but not limited to, the Release of Claims set forth in Article II of this Agreement and the Other Obligations of Executive set forth in Article III of this Agreement.

Section 1.8. Receipt of Certain Consideration. In order to receive the payments and benefits described in §§1.3 and 1.6 of this Agreement, Executive must execute, on or after (but not before) the Date of Retirement, the General Release, and his execution of the General Release must not be revoked within the period provided by law for its revocation. Thereafter, upon the Effective Date of the General Release, Executive shall be entitled to the payments and benefits described in §§1.3 and 1.6 of this Agreement.

ARTICLE II -- RELEASE OF CLAIMS

Section 2.1. Executive’s Release. In consideration of the promises and agreements set forth herein, Executive does hereby for himself and for his heirs, executors, successors and assigns, release and forever discharge the Company, its subsidiaries, divisions, and affiliated businesses, direct or indirect, together with its and their respective officers, directors, shareholders, members, management, representatives, agents, employees, successors, assigns, and attorneys, both known and unknown, in both their personal and agency capacities (collectively, the “Company Entities”) of and from any and all claims, demands, damages, actions or causes of action, suits, claims, charges, complaints, contracts, whether oral or written, express or implied and promises, at law or in equity, of whatsoever kind or nature, including but not limited to any alleged violation of any state or federal anti-discrimination statutes or regulations, including but not limited to Title VII of The Civil Rights Act of 1964 as amended, ERISA, the Americans With Disabilities Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Family and Medical Leave Act (“FMLA”), breach of any express or implied contract or promise, wrongful discharge, violation of public policy, or tort, all demands for attorney’s fees, back pay, holiday pay, vacation pay, bonus, group insurance, any claims for reinstatement, employee benefits and claims for money, out of pocket expenses, any claims for emotional distress, defamation and humiliation, that Executive might now have or may subsequently have against the Company Entities or any of them, whether known or unknown, suspected or unsuspected, by reason of any matter or thing, arising out of or in any way connected with, directly or indirectly, any acts or omissions of any of the Company Entities arising out of Executive’s employment and change in that employment which have occurred prior to the Effective Date of this Agreement, except those matters specifically set forth herein, except for any health, welfare, pension or retirement benefits which may have vested on Executive’s behalf, if any, except for any rights regarding vested equity held by Executive, and except for any rights Executive has under any applicable policies of Directors and Officers liability insurance. Notwithstanding the foregoing, Executive may file a charge with, testify, assist, or participate in an investigation, hearing or proceeding conducted by the Equal Employment Opportunity Commission or state fair employment practices agency as to the employment laws enforced by such agencies; provided, however, that Executive understands and agrees that he is waiving and releasing his rights to monetary damages under such laws by reason of his agreement to the above- stated general release language.

Section 2.2. Age Discrimination in Employment Act/Older Workers Benefit Protection Act Release. Executive waives and releases all rights, remedies, claims and causes of action, known and unknown, he has or may have against the Company Entities for any matter related to his employment and change in that employment under the Age Discrimination in Employment Act of 1967, 29 U.S.C. § 621, et seq., as amended by the Older Worker Benefit Protection Act, 29 U.S.C. § 623, by reason of any matter or thing arising out of, or in any way connected with, directly or indirectly, any acts or omissions which have occurred prior to and including the Effective Date of this Agreement. In other words, by signing this Agreement, Executive will have none of the legal rights against the aforementioned that Executive would otherwise have under these laws.

Section 2.3. Consideration Period. The Company hereby notifies Executive of his right to consult with his chosen legal counsel before signing this Agreement. The Company shall afford, and Executive acknowledges receiving, not less than twenty-one (21) calendar days in which to consider this Agreement to ensure that Executive’s execution of this Agreement is knowing and voluntary. In signing below, Executive expressly acknowledges that he has been afforded the opportunity to take at least twenty-one (21) days to consider this Agreement and that his execution of same is with full knowledge of the consequences thereof and is of his own free act and will.

Notwithstanding the fact that the Company has allowed Executive twenty-one (21) days to consider this Agreement, Executive may elect to execute this Agreement prior to the end of such 21-day period. If Executive elects to execute this Agreement prior to the end of such 21- day period, then by his signature below, Executive represents that his decision to accept this shortening of the time was knowing and voluntary and was not induced by fraud, misrepresentation, or any threat to withdraw or alter the benefits provided by the Company herein, or by the Company providing different terms to any similarly-situated employee executing this Agreement prior to end of such 21-day consideration period. The parties agree changes, whether material or immaterial, to this Agreement shall not restart the running of the twenty-one (21) day time period.

Section 2.4. Revocation Period. Both the Company and Executive agree and recognize that, for a period of seven (7) calendar days following Executive’s execution of this Agreement, Executive may revoke this Agreement by providing written notice revoking the same, within this seven (7) day period, delivered by hand or by certified mail, addressed to Gerry Vinci,

Chart Industries, Inc., One Overton, 3625 Cumberland Blvd., SE, Atlanta, GA 30339 delivered or postmarked within such seven (7) day period. In the event Executive so revokes this Agreement, each party will receive only those entitlements and/or benefits that he/it would have received regardless of this Agreement.

Section 2.5. Acknowledgments. Executive acknowledges that Executive has carefully read and fully understands all of the provisions of this Agreement, that Executive has not relied on any representations of the Company or any of its representatives, directors, officers, employees and/or agents to induce Executive to enter into this Agreement, other than as specifically set forth herein and that Executive is fully competent to enter into this Agreement and has not been pressured, coerced or otherwise unduly influenced to enter into this Agreement and that Executive has voluntarily entered into this Agreement and the same is Executive’s own free act and will.

ARTICLE III -- OTHER OBLIGATIONS OF EXECUTIVE

Section 3.1. Company Property. Within 10 business days after the Date of Retirement, Executive shall return all tangible personal property belonging to the Company or its affiliates, including, but not limited to, all keys, business equipment, laptop computer, and other computer software and hardware.

Section 3.2. Non-Disparagement & Communications with Third Parties. Executive and the Company each agree not to criticize, disparage, defame, or otherwise sully the character and reputation of the other in any way, including, without limitation, through any communications with other individuals, companies, associations, or the media. Executive further agrees that during the Retention Period and for six (6) months following the Date of Retirement, he will not communicate in any way or for any purpose with past, current, or potential investors in the Company, nor with any representatives of any media organization, regarding the Company’s business or the fact and terms of this Agreement.

Section 3.3. Permitted Disclosure. Notwithstanding the provisions of §3.4 of this Agreement, Executive may disclose the fact and terms of this Agreement to his immediate family, to Executive’s legal counsel, and to Executive’s tax consultants, all of whom shall be instructed by Executive similarly to hold the fact and terms of this Agreement in the strictest confidence, and as otherwise required by law, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable federal or state securities laws. The Company will be permitted to disclose a summary of, and copy of, this Agreement in a Form 8-K and other public disclosures to be filed with the SEC.

Section 3.4. Nondisclosure. Executive agrees at all times to hold as secret and confidential (unless disclosure is required pursuant to court order, subpoena in a governmental proceeding, arbitration, or pursuant to other requirement of law) any and all knowledge, technical information, business information, developments, trade secrets, know-how and confidences of the Company or its business, including, without limitation, (a) information or business secrets relating to the customers, strategies, business, conduct or operations of the Company or any of its respective clients, customers, consultants or licensees; (b) the existence or betterment of, or possible new uses or applications for, any of the Company's products or services; (c) any of the Company's customer lists, pricing and purchasing information or policies; and (d) any methods, ways of business, etc. used in the use, sale or marketing of the Company's products or services, (collectively, "Confidential

Information") of which he has acquired knowledge before, during, or after his employment with the Company, to the extent such matters (i) have not previously been made public or are not thereafter made public, or (ii) do not otherwise become available to Executive, in either case via a source not bound by any confidentiality obligations to the Company. The phrase "made public" as used in this Agreement shall apply to matters within the domain of the general public or the Company's industry. Executive agrees not to use, directly or indirectly, such knowledge for his own benefit or for the benefit of others and/or disclose any of such Confidential Information without the prior written consent of the Company. At the cessation of employment with the Company, the Executive agrees to promptly return to the Company any and all written Confidential Information received from the Company which relates in any way to any of the foregoing items covered in this paragraph and to destroy any transcripts or copies the Executive may have of such Information unless an alternative method of disposition is approved by the Company.

Section 3.5. Other Post-Employment Covenants. Executive acknowledges and reaffirms all of Executive’s obligations and the Company’s rights under any covenants of noncompetition, nonsolicitation, and nondisclosure which may exist between him and the Company, all of which covenants shall survive the termination of Executive’s employment.

ARTICLE IV -- MISCELLANEOUS PROVISIONS

Section 4.1. Entire Agreement. This Agreement, together with the General Release, contains the entire agreement between the parties hereto and, with the exception of Executive’s obligations and the Company’s rights under any applicable post-employment covenants, and except for any stock option agreement, performance unit agreement, or restricted stock agreement, replaces and supersedes any prior agreements, contracts and/or promises, whether written or oral, with respect to the employment of Executive by the Company or its affiliates, all of which shall be of no further force and effect except to the extent provided herein. This Agreement may not be changed orally, but only in writing, signed by each of the parties hereto.

Section 4.2. Warranty/Representation. Executive and the Company each warrant and represent that, prior to and including the Effective Date of this Agreement, no claim, demand, cause of action, or obligation which is subject to this Agreement has been assigned or transferred to any other person or entity, and no other person or entity has or has had any interest in any such claims, demands, causes of action or obligations, and that each has the sole right to execute this Agreement.

Section 4.3. Invalidity. The parties to this Agreement agree that the invalidity or unenforceability of any one provision or part of this Agreement shall not render any other provision(s) or part(s) hereof invalid or unenforceable and that such other provision(s) or part(s) shall remain in full force and effect.

Section 4.4. No Assignment; Headings. This Agreement is personal in nature and shall not be assigned by Executive. All payments and benefits provided Executive herein shall be made to his estate in the event of his death prior to his receipt thereof. The headings used in this Agreement are included for convenience only and shall not be used to interpret the meaning of any provision of this Agreement.

Section 4.5. Compliance with Section 409A. Notwithstanding anything herein to the contrary, (i) if at the Date of Retirement Executive is a “specified employee” as defined in

Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of Executive’s termination of employment is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to Executive) until the date that is six months following the Date of Retirement (or the earliest date as is permitted under Section 409A of the Code), (ii) any reimbursements provided under this Agreement, including reimbursement of past business expenses provided under Section 1.5 of this Agreement (by reference to Section 8.a.(iii)(C) of the Employment Agreement), shall be made no later than the end of Executive’s taxable year following Executive’s taxable year in which such expense was incurred; in addition, the amounts eligible for reimbursement during any one taxable year under this Agreement may not affect the expenses eligible for reimbursement in any other taxable year under this Agreement, and (iii) if any other payments of money or other benefits due to Executive hereunder could cause the application of an accelerated or additional tax under Section 409A of the Code, such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant under Section 409A of the Code, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, determined by the Company, that does not cause such an accelerated or additional tax or result in an additional cost to the Company. The payments described in Sections 1.3 through 1.6 are intended to be exempt from Section 409A as short-term deferral payments. Company shall consult with Executive in good faith regarding the implementation of the provisions of this Section 4.6; provided that neither the Company nor any of its employees or representatives shall have any liability to Executive with respect thereto.

Section 4.6. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

Section 4.7. Governing Law; Jurisdiction. This Agreement shall be governed under the laws of the State of Delaware, without giving effect to its conflict of law principles.

Section 4.8. Effective Date. This Agreement shall become effective only upon
(a)execution of this Agreement by Executive after the expiration of the twenty-one (21) day consideration period described in Section 2.3 of this Agreement, unless such consideration period is shortened as provided in Section 2.3 of this Agreement; and (b) the expiration of the seven (7) day period for revocation of this Agreement by Executive described in Section 2.4 of this Agreement. The date on which this Agreement so becomes effective is referred to herein as the “Effective Date.”

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CAUTION!

PLEASE READ BEFORE SIGNING. THIS DOCUMENT CONTAINS A RELEASE OF ALL ACTUAL AND POTENTIAL CLAIMS AGAINST THE COMPANY AND ITS AFFILIATES. YOU ARE ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS DOCUMENT.

IN WITNESS WHEREOF, Executive and the Company agree as set forth above: DATE OF EXECUTION BY EXECUTIVE:    AGREED TO AND ACCEPTED BY:

    10/6/2021                        /s/ Scott W. Merkle
SCOTT W. MERKLE EXECUTION WITNESSED BY:
                                /s/ Terri Merkle

DATE OF EXECUTION BY COMPANY:    AGREED TO AND ACCEPTED BY
CHART INDUSTRIES, INC.

10/6/2021
BY: /s/ Gerry Vinci
TITLE: CHRO

EXECUTION WITNESSED BY:

                                /s/ Herbert G. Hotchkiss

EXHIBIT A

GENERAL RELEASE OF CLAIMS

Scott W. Merkle (“Executive”) and Chart Industries, Inc. (the “Company”), in exchange for their mutual covenants and obligations set forth herein and in the Agreement of Retirement and Release to which this Exhibit A is attached, hereby enter into this General Release of Claims (the “General Release”):

1.Executive’s Release. In consideration of the promises and agreements set forth herein, Executive does hereby for himself and for his heirs, executors, successors and assigns, release and forever discharge the Company, its subsidiaries, divisions, and affiliated businesses, direct or indirect, together with its and their respective officers, directors, shareholders, members, management, representatives, agents, employees, successors, assigns, and attorneys, both known and unknown, in both their personal and agency capacities (collectively, the “Company Entities”) of and from any and all claims, demands, damages, actions or causes of action, suits, claims, charges, complaints, contracts, whether oral or written, express or implied and promises, at law or in equity, of whatsoever kind or nature, including but not limited to any alleged violation of any state or federal anti-discrimination statutes or regulations, including but not limited to Title VII of The Civil Rights Act of 1964 as amended, ERISA, the Americans With Disabilities Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Family and Medical Leave Act (“FMLA”), breach of any express or implied contract or promise, wrongful discharge, violation of public policy, or tort, all demands for attorney’s fees, back pay, holiday pay, vacation pay, bonus, group insurance, any claims for reinstatement, employee benefits and claims for money, out of pocket expenses, any claims for emotional distress, defamation and humiliation, that Executive might now have or may subsequently have against the Company Entities or any of them, whether known or unknown, suspected or unsuspected, by reason of any matter or thing, arising out of or in any way connected with, directly or indirectly, any acts or omissions of any of the Company Entities arising out of Executive’s employment and termination from employment which have occurred prior to the Effective Date of this General Release, except those matters specifically set forth herein, except for any health, welfare, pension or retirement benefits which may have vested on Executive’s behalf, if any, except for any rights regarding vested equity held by Executive, and except for any rights Executive has under any applicable policies of Directors and Officers liability insurance. Notwithstanding the foregoing, Executive may file a charge with, testify, assist, or participate in an investigation, hearing or proceeding conducted by the Equal Employment Opportunity Commission or state fair employment practices agency as to the employment laws enforced by such agencies; provided, however, that Executive understands and agrees that he is waiving and releasing his rights to monetary damages under such laws by reason of his agreement to the above-stated general release language.

2.Age Discrimination in Employment Act/Older Workers Benefit Protection Act Release. Executive waives and releases all rights, remedies, claims and causes of action, known and unknown, he has or may have against the Company Entities for any matter related to his employment and the termination of that employment under the Age Discrimination in Employment Act of 1967, 29 U.S.C. § 621, et seq., as amended by the Older Worker Benefit Protection Act, 29 U.S.C. § 623, by reason of any matter or thing arising out of, or in any way connected with, directly or indirectly, any acts or omissions which have occurred prior to and including the Effective Date of this General Release. In other words, by signing this General Release, Executive will have none of the legal rights against the aforementioned that Executive would otherwise have under these laws.

3.Consideration Period. The Company hereby notifies Executive of his right to consult with his chosen legal counsel before signing this General Release. The Company shall afford, and Executive acknowledges receiving, not less than twenty-one (21) calendar days in which to consider this General Release to ensure that Executive’s execution of this General Release is knowing and voluntary. In signing below, Executive expressly acknowledges that he has been afforded the opportunity to take at least twenty-one (21) days to consider this General Release and that his execution of same is with full knowledge of the consequences thereof and is of his own free act and will.

Notwithstanding the fact that the Company has allowed Executive twenty-one (21) days to consider this General Release, Executive may elect to execute this General Release prior to the end of such 21-day period. If Executive elects to execute this General Release prior to the end of such 21-day period, then by his signature below, Executive represents that his decision to accept this shortening of the time was knowing and voluntary and was not induced by fraud, misrepresentation, or any threat to withdraw or alter the benefits provided by the Company herein, or by the Company providing different terms to any similarly-situated employee executing this General Release prior to end of such 21-day consideration period. The parties agree changes, whether material or immaterial, to this General Release shall not restart the running of the twenty- one (21) day time period.

4.Revocation Period. Both the Company and Executive agree and recognize that, for a period of seven (7) calendar days following Executive’s execution of this General Release, Executive may revoke this General Release by providing written notice revoking the same, within this seven (7) day period, delivered by hand or by certified mail, addressed to Gerry Vinci, Chart Industries, Inc., One Overton, 3625 Cumberland Blvd., SE, Atlanta, GA 30339, delivered or postmarked within such seven (7) day period. In the event Executive so revokes this General Release, each party will receive only those entitlements and/or benefits that he/it would have received regardless of this General Release.

5.Acknowledgments. Executive acknowledges that Executive has carefully read and fully understands all of the provisions of this General Release, that Executive has not relied on any representations of the Company or any of its representatives, directors, officers, employees and/or agents to induce Executive to enter into this General Release, other than as specifically set forth herein and that Executive is fully competent to enter into this General Release and has not been pressured, coerced or otherwise unduly influenced to enter into this General Release and that Executive has voluntarily entered into this General Release and the same is Executive’s own free act and will.

6.Governing Law; Jurisdiction. This General Release shall be governed under the laws of the State of Delaware, without giving effect to its conflict of law principles.

7.Effective Date. This General Release shall become effective only upon (a) execution of this General Release by Executive after the expiration of the twenty-one (21) day consideration period described in Section 3 of this General Release, unless such consideration period is shortened as provided in Section 3 of this General Release; and (b) the expiration of the seven (7) day period for revocation of this General Release by Executive described in Section 4 of this General Release. The date on which this General Release so becomes effective is referred to herein as the “Effective Date.”

CAUTION!

PLEASE READ BEFORE SIGNING. THIS DOCUMENT CONTAINS A RELEASE OF ALL ACTUAL AND POTENTIAL CLAIMS AGAINST THE COMPANY AND ITS AFFILIATES. YOU ARE ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS DOCUMENT.
IN WITNESS WHEREOF, Executive and the Company agree as set forth above: DATE OF EXECUTION BY EXECUTIVE:    AGREED TO AND ACCEPTED BY:
(not to be signed prior to the Date of Retirement)

SCOTT W. MERKLE EXECUTION WITNESSED BY:

DATE OF EXECUTION BY COMPANY:    AGREED TO AND ACCEPTED BY
CHART INDUSTRIES, INC.

BY:     TITLE:

EXECUTION WITNESSED BY: